Exhibit 24.1
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James S. Metcalf and Todd R. Moore, and each of them severally, his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, (i) a Registration Statement on Form S-3 with respect to the sale from time to time of shares of common stock of Cornerstone Building Brands, Inc. (formerly known as NCI Building Systems, Inc.) by the selling shareholder named herein and (ii) a Registration Statement on Form S-8 with respect to the NCI Building Systems, Inc. 2003 Long-Term Stock Incentive Plan, and in each case, any and all amendments thereto (including pre-effective and post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as he might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ James S. Metcalf	Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)	August 25, 2020
James S. Metcalf

/s/ Jeffrey S. Lee	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 25, 2020
Jeffrey S. Lee

/s/ Kathleen J. Affeldt	Director	August 25, 2020
Kathleen J. Affeldt

/s/ George L. Ball	Director	August 25, 2020
George L. Ball

/s/ Gary L. Forbes	Director	August 25, 2020
Gary L. Forbes

/s/ John J. Holland	Director	August 25, 2020
John J. Holland

/s/ Wilbert W. James	Director	August 25, 2020
Wilbert W. James

/s/ Daniel Janki	Director	August 25, 2020
Daniel Janki

/s/ John Krenicki	Director	August 25, 2020
John Krenicki

/s/ Timothy O'Brien	Director	August 25, 2020
Timothy O'Brien

/s/ Jonathan L. Zrebiec	Director	August 25, 2020
Jonathan L. Zrebiec